SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2011, we expanded the size of our Board of Directors to provide for an 8-director Board, and the Board elected Andrew C. von Eschenbach as a director.  Our subsidiary, OncoCyte Corporation, also elected Dr. von Eschenbach to serve on its Board of Directors and on its Scientific Advisory Board.

Dr. von Eschenbach, 70, is the President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and is an Adjunct Professor at University of Texas MD Anderson Cancer Center.  From September of 2005 to January 2009 Dr. von Eschenbach served as Commissioner of the Food and Drug Administration.  Dr. von Eschenbach was appointed Commissioner of the FDA after serving for four years as Director of the National Cancer Institute (NCI) at the National Institutes of Health.  At the time of his appointment by President Bush to serve as Director of NCI, he was President-Elect of the American Cancer Society.

After an outstanding career extending over three decades as a physician, surgeon, and oncologist, Dr. von Eschenbach entered government service. An internationally renowned cancer specialist and author of more than 300 scientific articles and studies, Dr. von Eschenbach has assumed numerous leadership roles, including serving as one of the founding members of the National Dialogue on Cancer and as Chairman of the Department of Urologic Oncology and Executive Vice President and Chief Academic at the University of Texas MD Anderson Cancer Center, an institution recognized worldwide for the magnitude and excellence of its clinical and research cancer programs. Dr. von Eschenbach has also received numerous professional awards and honors; in 2006, he was named one of Time magazine’s “100 most influential people to shape the world,” and in both 2007 and 2008, he was selected as one of the Modern Healthcare/Modern Physician’s “50 Most Powerful Physician Executives in Healthcare.”

Dr. von Eschenbach serves as a director Elan Corporation, plc, a neuroscience-focused biotechnology company headquartered in Dublin, Ireland.

Dr. von Eschenbach earned a B.S. from St. Joseph’s University in his native Philadelphia and a medical degree from Georgetown University School of Medicine in Washington, D.C.

Compensation

As a non-employee director, Dr. von Eschenbach will receive an Annual Fee of $15,000 in cash, plus $1,000 for each regular or special meeting of the Board of Directors he attends, and options to purchase 20,000 common shares under our 2002 Stock Option Plan, as amended.  The Annual Fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that Dr. von Eschenbach remains a director on the last day of the applicable quarter.  The options will expire if not exercised five years from the date of grant.  The exercise price of the options granted to Dr. von Eschenbach is $4.06 per share.

For serving as a director of OncoCyte Corporation, Dr. von Eschenbach will receive from OncoCyte an annual fee of $15,000 per year plus $1,000 per meeting attended, and options to purchase 100,000 shares of OncoCyte common stock at an exercise price of $1.00 per share, which the OncoCyte Board of Directors determined to be the fair market value of its common stock.  In addition, Dr. von Eschenbach will receive an annual fee of $10,000 for his services as a member of the OncoCyte Scientific Advisory Board.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release Dated November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	November 29, 2011	By:	/s/ Peter Garcia
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated November 29, 2011